May 31, 2000
Sideware Systems Inc.
1600 - 930 West 1st Street, Suite 102
North Vancouver, B.C.
V7P 3N

Attention:	Grant Sutherland, Chairman

Dear Sirs/Mesdames:

RE:	REGISTRATION STATEMENT ON FORM F-1

We have acted as special counsel to Sideware Systems Inc., a British Columbia corporation (the "Company"), in connection with legal issues relating to the issuance of:

(a)  1,084,000 Common Shares without par value (the "Shares") on
     April 13, 2000 to the persons named below as a "Selling
     Shareholder"; and

(b) 1,084,000 Common shares without par value (the "Warrant Shares") to be issued to the persons set out below as a Selling
     Shareholder on the exercise of share purchase warrants (the
     "Warrants").

Each Warrant entitles the holder to acquire one additional share (the "Warrant Shares") at any time up to April 13, 2002 at a price of US$10.00 per share up to April 13, 2001 or US$11.50 per share up to April 13 2002.


Selling Shareholder                        Number of       Number of
                                            Shares         Warrants

William W. Noel III                         10,000          10,000
David P. Walsh and Cynthia P.
 Walsh, JTWROS                              10,000          10,000
James B. Freud                              25,000          25,000
Edward J. McCrossen                         25,000          25,000
V&D Partnerships Inc., LLC.                 50,000          50,000
Capitol Ventures LLC                        50,000          50,000
Communications Partners LLC                 25,000          25,000
Jeffrey W. Lubore                           50,000          50,000
Daniel J. Brigati                           25,000          25,000
MTTM LLC                                    50,000          50,000
Steven Daniels                              20,000          20,000
Vinnie Maniola                              10,000          10,000
Charles J. Schatz                           10,000          10,000
Mark S. Kim                                 10,000          10,000
Michael S. Ward                             25,000          25,000
David Robison                               50,000          50,000
Peter Valotto                               25,000          25,000
Thomas E. Gillman                           25,000          25,000
John B. Gariolo                             25,000          25,000
Peter N. Gladding                           50,000          50,000
Michael H. Owen                             50,000          50,000
Roman Mantijkw                              25,000          25,000
Gus Wahlroth                                25,000          25,000
Leo Wong                                    30,000          30,000
Theresa Kong                                10,000          10,000
Tom Wood                                    25,000          25,000
Irene Tai                                   10,000          10,000
Agora Partners                             139,000         139,000
Beancounter Investments Pty Ltd.            40,000          40,000
Charles Magal and Helen
 Stanatacos JTWROS                          15,000          15,000
JNF II LLC                                  10,000          10,000
Drake Darrin                                25,000          25,000
Dennis J. Keegan                            50,000          50,000
Cameron Capital Ltd.                        50,000          50,000
Davis Osnos                                 10,000          10,000

We understand that the Company proposed to file a registration statement with the Securities and Exchange Commission registering the Shares.

We have examined such documents and records of the Company and such certificates from directors and officers as to matters of fact as we have deemed necessary for the purpose of this opinion. In doing so, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals.

In our opinion:

1.   The Shares are validly issued and fully paid and non-assessable
     Common shares without par value in the capital of the Company.

2. The Warrants have been validly authorized and executed and delivered on behalf of the Company.

3. The Warrant Shares will, when the Company has received notice of the exercise of the Warrants and the exercise price of the Warrants, be validly allotted.

4. Upon issuance of the Warrant Shares in accordance with the terms of the Warrants and receipt by the Company of the consideration required for the Warrant Shares in accordance with the terms of the Warrants, the Warrant Shares will be validly issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to a registration statement registering the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

We are solicitors qualified to carry on the practice of law in British
Columbia only and we express no opinion as to any laws, or other matters governed by any laws, other than the laws of British Columbia and federal laws of Canada applicable in British Columbia.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual developments which might affecting any matters or opinions set forth in this letter.

We are opining only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.

Yours truly

SWINTON & COMPANY
Per:

"Martin L. MacLachlan"

Martin L. MacLachlan

